Exhibit 10.1

2024 EXECUTIVE EMPLOYMENT AGREEMENT

This 2024 Executive Employment Agreement (this “Agreement”), effective as of December 26, 2023, is by and between NEXGEL INC., a Delaware corporation (the “Company”), and Adam Levy, an individual (the “Executive”). The Company and the Executive shall sometimes be referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A. The Company and Executive are parties to that certain 2023 Executive Employment Agreement dated December 30, 2022 which expires on December 31, 2023 (the “Prior Agreement”). The Company and the Executive desire to terminate the Prior Agreement and simultaneously enter into this Agreement to replace the Prior Agreement in its entirety.

B. The Company and the Executive desire to terminate the Prior Agreement and simultaneously enter into this Agreement with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Employment. The Company hereby agrees to continue to employ Executive as President and Chief Executive Officer and Executive hereby accepts such employment upon the terms and conditions set forth herein and agrees to perform duties as assigned by the Company. The Executive’s employment, as provided herein, shall commence on January 1, 2024 (the “Effective Date”) and shall continue for a period of one year thereafter unless earlier terminated pursuant to Section 8 (“Term”). It is the intention of the Company Board of Directors (the “Board”) to evaluate the Executive’s performance prior to the end of the Term and potentially enter into an employment agreement with a longer term as the sole discretion of the Company. It is understood and agreed by the Company and Executive that this Agreement does not contain any promise or representation concerning the duration of Executive’s employment with the Company. Executive specifically acknowledges that his employment with the Company is at-will and may be altered or terminated by either Executive or the Company at any time, with or without cause and/or with or without notice. For the purposes of this Agreement, the term “Company Group” shall include any and all subsidiaries of the Company in which the Company owns at least a 10% equity interest.

2. Duties. The Executive shall render exclusive, full-time services to the Company as its President and Chief Executive Officer. The Executive shall report to the Board. Executive’s responsibilities, title, working conditions, location, duties and/or any other aspect of Executive’s employment may be changed, added to or eliminated during his employment at the sole discretion of the Company and/or the Board. During the Term of this Agreement, the Executive shall devote his best efforts and all of his business time, skill and attention to the performance of his duties on behalf of the Company and the Company Group and shall not, directly or indirectly, render any services to any other person or organization (including but not limited to as a member of a third-party Board of Directors), whether for compensation or otherwise, except with the Company’s prior written consent, which shall not be unreasonably withheld.

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3. Policies and Procedures. The Executive shall be bound by, and comply fully with, all of the Company’s written policies and procedures for employees and officers in place from time to time, including, but not limited to, all terms and conditions set forth in the Company’s employee handbook, compliance manual, codes of conduct and any other memoranda and communications applicable to the Executive pertaining to the policies, procedures, rules and regulations, as currently in effect and as may be amended from time to time and provided to the Executive in writing. These policies and procedures include, among other things and without limitation, the Executive’s obligations to comply with the Company’s rules regarding confidential and proprietary information and trade secrets.

4. Cash and Equity Compensation.

(a) Salary. For all services rendered and to be rendered hereunder, the Company agrees to pay to the Executive, and the Executive agrees to accept a salary of $325,000 per annum (“Base Salary”) beginning on the Effective Date. Any such salary shall be payable in accordance with the Company’s normal payroll practice and shall be subject to such deductions or withholdings as the Company is required to make pursuant to law, or by further agreement with the Executive.

(b) Equity Grant. On the Effective Date, Executive shall receive a grant of shares of Common Stock equal $70,000 divided by the closing per share price of the Company’s common stock, par value $0.001 (“Common Stock”) as reported on the Nasdaq Capital Market (“Nasdaq”) on January 2, 2024 (the “Equity Grant”). The Equity Grant shall vest in twelve equal monthly installments (subject to any rounding adjustments) during the Term with the first installment vesting on January 2, 2024. The shares of Common Stock issued to the Executive pursuant to the Equity Grant shall be “restricted securities” as such term is defined by the Securities Act of 1933, as amended.

5. Cash and Equity Bonuses.

(a) Cash Bonus. The Company shall pay to Executive a cash bonus equal to $25,000.

(b) EBITDA Bonus. In the event the Company achieves positive EBITDA (as defined below) for two consecutive fiscal calendar quarters during the Term through the first fiscal calendar quarter of 2025, Executive shall receive the following (the “EBITDA Bonus”): (i) a cash bonus equal to $100,000 and (ii) a grant of 35,000 shares of Common Stock, which shall vest over a two year period in four equal installments on each six month anniversary date after which the EBITDA Bonus was earned (the “EBITDA Stock Bonus”). For the purposes of this Agreement, “EBITDA” means an amount equal to the result of (i) consolidated net income for such period plus (ii) to the extent deducted in determining consolidated net income for such period, and without duplication, (a) non-operating consolidated interest expense (which shall exclude, for the avoidance of doubt, interest expense relating to the acquisition of equipment), (b) income tax expense determined on a consolidated basis in accordance with GAAP, (c) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (d) any extraordinary losses and charges for such period, (e) all non-cash expenses related to Board compensation, and (f) all other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in consolidated net income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory and non-cash employee or vendor stock compensation), determined on a consolidated basis in accordance with GAAP, in each case for such period less (iii) to the extent included in determining consolidated net income for such period, and without duplication, (a) unusual gains and (b) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back consolidated net income in calculating EBITDA in accordance with this definition).

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(c) First Stock Price Bonus. In the event the earlier of either of the following occur: (i) the average closing price of the Company’s Common Stock as reported on Nasdaq over any consecutive three month period during the Term equals or exceeds $4.50 per share or (ii) the Company raises an equity capital financing at a per share price equal to or in excess of $4.50 per share which results in gross proceeds to the Company of at least $1,500,000 (the “First Stock Price Bonus”), Executive shall receive (i) a cash bonus equal to $25,000 and (ii) a grant of 25,000 shares of Common Stock, which shall vest over a two year period in four equal installments on each six month anniversary date after which the Second Stock Price Bonus was earned.

(d) Second Stock Price Bonus. In the event the earlier of either of the following occur: (i) the average closing price of the Company’s Common Stock as reported on Nasdaq over any consecutive three month period during the Term equals or exceeds $7.00 per share or (ii) the Company raises an equity capital financing at a per share price equal to or in excess of $7.00 per share which results in gross proceeds to the Company of at least $1,500,000, Executive shall receive the following (the “Second Stock Price Bonus”): (i) a cash bonus equal to $75,000 and (ii) a grant of 50,000 shares of Common Stock, which shall vest over a two year period in four equal installments on each six month anniversary date after which the Second Stock Price Bonus was earned.

(e) Bonus Miscellaneous. For the avoidance of doubt, each of the EBITDA Stock Bonus, First Stock Price Bonus and the Second Stock Price Bonus may be earned if the thresholds for all are achieved. Any Common Stock will may be granted to Executive pursuant to this Section 5 shall be “restricted securities” as such term is defined by the Securities Act of 1933, as amended.

6. Additional Equity Grants. During the Term and pursuant to the Plan, the Executive may receive additional equity grants in excess of the Equity Grant and other equity grants already received by Executive, solely at the discretion of the Board or the Compensation Committee of the Board, which grants will be subject to a separate award agreement between the Company and the Executive.

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7. Other Benefits. While employed by the Company as provided herein:

(a) Executive and Employee Benefits. The Executive shall be entitled to all benefits to which other executive officers of the Company are entitled, on terms comparable thereto, including, without limitation, participation in pension and profit sharing plans, 401(k) plan, group insurance policies and plans, medical, health, vision, and disability insurance policies and plans, and the like, which may be maintained by the Company for the benefit of its executives. The Company reserves the right to alter and amend the benefits received by Executive from time to time at the Company’s discretion.

(b) Expense Reimbursement. The Executive shall receive, against presentation of proper receipts and vouchers, reimbursement for direct and reasonable out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, according to the policies of the Company and subject to the approval of the Chief Financial Officer of the Company.

(c) Vacation. The Executive shall be entitled to three weeks paid personal time off per 12-month period (including vacation) according to the Company’s personal time off policy. No untaken personal time off may be carried over to a subsequent year except in accordance with the Company’s then existing policies. Sick time shall not be limited by this Section 7(c) and shall be governed by the Company’s policies for sick leave.

(d) Additional Benefits. During the Term, the Company shall reimburse the Executive for the following: (i) up to $600 per month as an automobile allowance and (ii) $3,400 for one annual executive health screening.

8. Termination. Executive and the Company each acknowledge that either Party has the right to terminate Executive’s employment with the Company at any time for any reason whatsoever, with or with cause or advance notice pursuant to the following:

(a) Voluntary Resignation by Executive, Termination for Cause or Death. In the event the Executive (i) voluntary terminates his employment with the Company (other than for Good Reason as defined below), (ii) is terminated by the Company for Cause (as defined below), or (iii) shall die during the period of his employment hereunder, the Company’s obligation to make payments hereunder shall cease upon the date of such termination, except the Company shall pay Executive (a) any salary earned but unpaid prior to termination and all accrued but unused personal time, and (b) any business expenses that were incurred but not reimbursed as of the date of termination. Vesting of any equity grants shall immediately cease on the date of termination.

(b) Termination by Disability. In the event Executive shall become permanently disabled, as evidenced by notice to the Company of Executive’s inability to carry out his job responsibilities for a continuous period of more than three months, Executive’s employment shall cease on such day however the Company shall continue (i) to make payment to Executive based on the then Base Salary for a period of three months (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) to provide substantially similar coverage under the Company’s then current medical, health, and vision insurance plans to the Executive and his eligible dependents for a period of three months provided that Executive continues to make any required employee contribution, in addition to any accrued but unpaid salary and unreimbursed expenses prior to the date of termination. Vesting of any equity grants shall continue to vest pursuant to the schedule and terms previously established during the three month severance period. Subsequent to the three month severance period the vesting of any equity grants shall immediately cease.

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(c) Termination by the Company without Cause. The Company will have the right to terminate Executive’s employment with the Company at any time without Cause.

i. During the Initial Six Month Term. In the event Executive is terminated without Cause or resigns for Good Reason (as defined below) during the initial six months of the Term, and upon the execution of a full general release by Executive (“Release”), releasing all claims known or unknown that Executive may have against Company as of the date Executive signs such Release, and upon the written acknowledgment of his continuing obligations under this Agreement, the Company shall continue (i) to make payment to Executive based on the then Base Salary for a period of one year (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) to provide substantially similar coverage under the Company’s then current medical, health, and vision insurance plans to the Executive and his eligible dependents for a period of one year provided that Executive continues to make any required employee contribution, in addition to any accrued but unpaid salary and unreimbursed expenses prior to the date of termination. Vesting of any equity grants shall continue to vest pursuant to the schedule and terms previously established during the one year severance period. Subsequent to the one year severance period the vesting of any equity grants shall immediately cease.

ii. Subsequent to the Initial Six Month Term. In the event Executive is terminated without Cause or resigns for Good Reason (as defined below) subsequent to the initial six months of the Term or the Company fails to enter into a new employment agreement with the Executive at the termination of the Term after bona fide and good faith negotiations between the Company and the Executive (except for a termination for Cause), and upon the execution of a Release, and upon the written acknowledgment of his continuing obligations under this Agreement, the Company shall continue (i) to make payment to Executive based on the then Base Salary for a period of one year less one month for each month (on a pro-rated basis) such termination or resignation occurs subsequent to the initial six month anniversary of the Term (the “Adjusted Severance Period”) (in accordance with the Company’s general payroll policy) commencing on the first payroll period following the fifteenth day after termination of employment and (ii) to provide substantially similar coverage under the Company’s then current medical, health, and vision insurance plans to the Executive and his eligible dependents for the Adjusted Severance Period provided that Executive continues to make any required employee contribution, in addition to any accrued but unpaid salary and unreimbursed expenses prior to the date of termination. Vesting of any equity grants shall continue to vest pursuant to the schedule and terms previously established during the Adjusted Severance Period. Subsequent to the Adjusted Severance Period the vesting of any equity grants shall immediately cease. For the avoidance of doubt, in the event the Executive is terminated without Cause or resigns for Good reason at the end of the eight month anniversary of the Effective Date, the Executive shall be entitled to an Adjusted Severance Period of ten months.

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iii. “Cause” means termination of the Executive’s employment because of the Executive’s: (i) commission of fraud, misappropriation or embezzlement related to the business or property of the Company; (ii) conviction for, or guilty plea to, or plea of nolo contendere to, a felony or crime of similar gravity in the jurisdiction in which such conviction or guilty plea occurs; (iii) material breach by the Executive of this Agreement, and the duties described therein, or any other agreement to which the Executive and the Company or a member of the Company Group are parties which breach is not cured by the Executive within thirty (30) of written notice of such breach by the Company, provided, however, no such written notice or cure period prior to termination shall be required for a breach which in incurable by its nature such as wrongful disclosure of Confidential Information; (iv) commission by the Executive of acts that are dishonest and demonstrably injurious to a member of the Company Group, monetarily or otherwise; (v) any violation by the Executive of any fiduciary duties owed by him to the Company or a member of the Company Group that causes injury to the Company, other than breaches of fiduciary duty also committed by other officers and members of the Board based on actions taken after consultation with, and the advice of, legal counsel; and (vi) willful or material violation of, or willful or material noncompliance with, any securities law, rule or regulation or stock exchange listing rule adversely affecting the Company including without limitation if the Executive has undertaken to provide any chief financial officer or principal financial officer certification required under the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and he willfully or materially fails to take reasonable and appropriate steps to determine whether or not the certificate was accurate or otherwise in compliance with the requirements of the Sarbanes Oxley Act.

iv. “Good Reason” means the occurrence of any of the following without the written consent of the Executive: (i) any duties, functions or responsibilities are assigned to the Executive that are materially inconsistent with the Executive’s duties, functions or responsibilities with the Company as contemplated or permitted by this Agreement; (ii) material diminution in Executive’s duties; (iii) the Base Salary is materially reduced, unless a reduction is as part of an overall cost reduction program that affects all senior executives of the Company and does not disproportionately affect the Executive or (iv) the Board and the Executive mutually agree during the Term to the replace the Executive as the Company’s President and Chief Executive Officer.

9. 409A Compliance. This Agreement is intended to comply with the short-term deferral rule under Treasury Regulation Section 1.409A-1(b)(4) and be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed and interpreted in accordance with such intent, provided that, if any severance provided at any time hereunder involves non-qualified deferred compensation within the meaning of Section 409A of the Code, it is intended to comply with the applicable rules with regard thereto and shall be interpreted accordingly. A termination of employment shall not be deemed to have occurred for purposes of any provision of this letter providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Section 409A of the Code unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this letter, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment that is considered non-qualified deferred compensation under Section 409A of the Code payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the date that is immediately following the expiration of the six (6)-month period measured from the date of Executive’s “separation from service”, and (B) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum, and any remaining payments and benefits due under this letter shall be paid or provided in accordance with the normal payment dates specified for them herein. For purposes of Section 409A of the Code, Executive’s right to receive any installment payments pursuant to this letter shall be treated as a right to receive a series of separate and distinct payments. In no event may you, directly or indirectly, designate the calendar year of any payment to be made under this letter that is considered non-qualified deferred compensation. In the event the time period for considering any release and it becoming effective as a condition of receiving severance shall overlap two calendar years, no amount of such severance shall be paid in the earlier calendar year.

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10. Proprietary and Other Obligations.

(a) Confidential Information. During the period of the Executive’s employment with the Company and at all times thereafter, the Executive shall hold in secrecy for the Company Group all Confidential Information (as defined below) that may come to his knowledge, may have come to his attention or may have come into his possession or control while employed by the Company. Notwithstanding the preceding sentence, the Executive shall not be required to maintain the confidentiality of any Confidential Information which (a) is or becomes available to the public or others in the industry generally (other than as a result of inappropriate disclosure or use by the Executive in violation of this Section 10(a)) or (b) the Executive is compelled to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena. Except as expressly required in the performance of his duties to the Company under this Agreement, the Executive shall not use for his own benefit or disclose (or permit or cause the disclosure of) to any Person, directly or indirectly, any Confidential Information unless such use or disclosure has been specifically authorized in writing by the Company in advance. During the Executive’s employment and as necessary to perform his duties under this Agreement, the Company will provide and grant the Executive access to the Confidential Information. The Executive recognizes that any Confidential Information is of a highly competitive value, will include Confidential Information not previously provided the Executive and that the Confidential Information could be used to the competitive and financial detriment of the Company if misused or disclosed by the Executive. The Company promises to provide access to the Confidential Information only in exchange for the Executive’s promises contained herein, expressly including the covenants in this Agreement.

For the purposes of this Agreement, “Confidential Information” means any trade secrets and confidential and proprietary information acquired by the Executive in the course and scope of his activities under this Agreement, including information acquired from third parties, that (i) is not generally known or disseminated outside the Company (such as non-public information), (ii) is designated or marked by the Company as “confidential” or reasonably should be considered confidential or proprietary, or (iii) the Company indicates through its policies, procedures, or other instructions should not be disclosed to anyone outside the Company. Without limiting the foregoing definitions, some examples of Confidential Information under this Agreement include (a) matters of a technical nature, such as scientific, trade or engineering secrets, “know-how”, formulae, secret processes, inventions, and research and development plans or projects regarding existing and prospective customers and products or services, (b) information about costs, profits, markets, sales, customer lists, customer needs, customer preferences and customer purchasing histories, supplier lists, internal financial data, personnel evaluations, non-public information about products or services of the Company (including future plans about them), information and material provided by third parties in confidence and/or with nondisclosure restrictions, computer access passwords, and internal market studies or surveys and (c) and any other information or matters of a similar nature.

(b) Inventions. The Executive agrees that all right, title and interest in and to any information, trade secrets, inventions, discoveries, developments, derivative works, improvements, research materials and products made or conceived by the Executive alone or with others during the course of the Executive’s employment and relating to the business of the Company or the Company Group shall belong exclusively to the Company and the Company Group, as applicable. The Executive hereby irrevocably waives in favor of the Company any and all copyright and moral rights, and irrevocably assigns to the Company any and all legal rights, that the Executive may have in respect of any such materials. The Executive agrees to execute any assignments and/or acknowledgements as may be requested by the Company from time to time, at the expense of the Company, without any further remuneration.

(c) Return of Documents and Property. Upon termination of the Executive’s employment for any reason, the Executive (or his heirs or personal representatives) shall immediately deliver to the Company (a) all documents and materials containing Confidential Information (including without limitation any “soft” copies or computerized or electronic versions thereof) or otherwise containing information relating to the business and affairs of the Company (whether or not confidential), and (b) all other documents, materials and other property belonging to the Company that are in the possession or under the control of the Executive.

(d) Non-disparagement. The Executive agrees during and after the Term, he shall not to knowingly disparage the Company, its subsidiaries or its officers, directors, employees or agents in any manner that could be harmful to it or them or its or their business, business reputation or personal reputation. The Company agrees during and after the Term, it shall instruct its officers, directors, employees and agent not to knowingly disparage the Executive in any manner that could be harmful to Executive or Executive’s business or personal reputation. Nothing in this Agreement is intended to limit in any way either Party’s right to participate in any investigation of any the federal, state or local agencies (the “Agencies”). These agencies have the authority to carry out their statutory duties by investigating a claim, issuing a determination, filing a lawsuit in Federal or state court in their own name, or taking any other action authorized under these statutes. Each Party retains the right to communicate with the Agencies and is not limited by any non-disparagement obligation under this Agreement. Additionally, this Agreement will not be violated by statements from any Party that are truthful, complete and made in good faith in required response to a legal process or governmental inquiry. .

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11. Noncompetition and Non-solicitation. Executive acknowledges that he will be a member of executive and management personnel at the Company.

(a) Definitions.

i. “Competing Business” means any business or activity that (i) competes with any member of the Company Group for which the Executive performed services or the Executive was involved in for purposes of making strategic or other material business decisions and (ii) involves (A) the same or substantially similar types of products or services (individually or collectively) produced, offered, marketed or sold by the Company during Term or (B) products or services so similar in nature to that of the Company Group during Term (or that the Company Group will soon thereafter offer) that they would be reasonably likely to displace substantial business opportunities or customers of the Company.

ii. “Prohibited Area” means worldwide, which Prohibited Area the parties have agreed to as a result of the fact that those are the geographic areas in which the Company Group conducts a preponderance of their business and in which the Executive provides substantive services to the Company Group expand during the Term.

(b) Covenant Not to Compete. Without the prior written consent of the Board (which may be withheld in the Board’s sole discretion), so long as the Executive is an employee of the Company or any other member of the Company Group and for a one year period thereafter, the Executive agrees that he shall not anywhere in the Prohibited Area, for his own account or the benefit of any other, engage or participate in or assist or otherwise be connected with a Competing Business. For the avoidance of doubt, the Executive understands that this Section 11(b) prohibits the Executive from acting for himself or as an officer, employee, manager, operator, principal, owner, partner, shareholder, advisor, consultant of, or lender to, any individual or other Person that is engaged or participates in or carries out a Competing Business or is actively planning or preparing to enter into a Competing Business. The parties agree that such prohibition shall not apply to the Executive’s passive ownership of not more than 5% of a publicly-traded company

(c) Non-solicitation Covenant. Executive agrees that he will not, individually or with others, directly or indirectly (including without limitation, individually or through any business, venture, proprietorship, partnership, or corporation in which they control or own more than a 5% interest, through any agents, through any contractors, through recruiters, by their successors, by their employees, or by their assigns) hire, solicit, or induce any employee of the Company to leave the Company during the period he is employed by the Company and for a period of two years following the separation, resignation, or termination of Executive’s employment with the Company. Executive further agrees that during the period he is employed by the Company and for two years thereafter, he will not, either directly or indirectly, solicit or attempt to solicit any customer, client, supplier, investor, vendor, consultant or independent contractor of the Company to terminate, reduce or negatively alter his, her or its relationship with the Company. The geographic scope of the covenants in Section 11(c) is the Prohibited Area. Nothing in Sections 10 and 11 should be construed to narrow the obligations of Executive imposed by any other provision herein, any other agreement, law or other source.

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(d) Reasonable. Executive agrees and acknowledges that the time limitation and the geographic scope on the restrictions in Sections 10 and 11 and their subparts are reasonable. Executive also acknowledges and agrees that the limitation in Sections 10 and 11 and their subparts is reasonably necessary for the protection of the Company, that through this Agreement he shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting the Company’s business value which was imparted to him. In the event that any term, word, clause, phrase, provision, restriction, or section of Sections 10 and 11 of this Agreement is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Agreement shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable. Moreover, notwithstanding any judicial determination that any term, word, clause, phrase, provision, restriction, or section of this Agreement is not specifically enforceable, the parties intend that the Company shall nonetheless be entitled to recover monetary damages as a result of any breach hereof.

(e) Legal and Equitable Remedies. In view of the nature of the rights in goodwill, employee relations, trade secrets, and business reputation and prospects of the Company to be protected under Sections 10 and 11 of this Agreement, Executive understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Executive’s breach of their obligations (whether individually or together) hereunder. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of Sections 10 and 11 of this Agreement and that such relief may be granted without the necessity of proving actual damages, and without bond. Executive acknowledges and agrees that the provisions in Sections 10 and 11 and their subparts are essential and material to this Agreement, and that upon breach of Sections 10 and 11 by him, the Company is entitled to withhold providing payments or consideration, to equitable relief to prevent continued breach, to recover damages and to seek any other remedies available to the Company. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages or other remedies in addition to equitable relief.

(f) Extension of Time. In the event that Executive breaches any covenant, obligation or duty in Sections 10 and 11 or their subparts, any such duty, obligation, or covenants to which the parties agreed by Sections 10 and 11 and their subparts shall automatically toll from the date of the first breach, and all subsequent breaches, until the resolution of the breach through private settlement, judicial or other action, including all appeals. The duration and length of Executive’s duties and obligations as agreed by Sections 10 and 11 and their subparts shall continue upon the effective date of any such settlement, or judicial or other resolution.

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12. Miscellaneous.

(a) Taxes. Executive agrees to be responsible for the payment of any taxes due on any and all compensation, stock option, or benefit provided by the Company pursuant to this Agreement. Executive agrees to indemnify the Company and hold the Company harmless from any and all claims or penalties asserted against the Company for any failure to pay taxes due on any compensation, stock option, or benefit provided by the Company pursuant to this Agreement. Executive expressly acknowledges that the Company has not made, nor herein makes, any representation about the tax consequences of any consideration provided by the Company to Executive pursuant to this Agreement.

(b) Modification/Waiver. This Agreement may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the Party waiving compliance. Failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect his or its right at a later time to enforce the same. No waiver by a Party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of agreement contained in the Agreement.

(c) Attorneys’ Fees. The prevailing Party shall have the right to collect from the other Party its reasonable costs and necessary disbursements and attorneys’ fees incurred in enforcing this Agreement.

(d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of any successor or assignee of the business of the Company. This Agreement shall not be assignable by the Executive.

(e) Notices. All notices given hereunder shall be given by electronic communication, certified mail, addressed, or delivered by hand, to the other Party at his or its address contained in the Company’s records. Executive promptly shall notify Company of any change in Executive’s address. Each notice shall be dated the date of its sending, mailing or delivery and shall be deemed given, delivered or completed on such date.

(f) Governing Law; Personal Jurisdiction and Venue. This Agreement and all disputes relating to this Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and performed entirely in New York. The Parties acknowledge that this Agreement constitutes the minimum contacts to establish personal jurisdiction in New York and agree to New York court’s exercise of personal jurisdiction. The Parties further agree that any disputes relating to this Agreement shall be brought in courts located in the State of New York.

(g) Entire Agreement. This Agreement together with any equity grants under the Plan set forth the entire agreement and understanding of the parties hereto with regard to the employment of the Executive by the Company and supersede any and all prior agreements, arrangements and understandings, written or oral, pertaining to the subject matter hereof. For the avoidance of doubt and as of the Effective Date, the Parties hereby agree and acknowledge that the Prior Agreement shall be terminated in its entirety and be of no further force or effect, including but not limited to any and all continuing or surviving obligations of both the Company and the Executive under the Prior Agreement, and replaced in its entirety by this Agreement. No representation, promise or inducement relating to the subject matter hereof has been made to a Party that is not embodied in these Agreements, and no Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

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IN WITNESS WHEREOF, the parties have each duly executed this 2024 Executive Employment Agreement as of the day and year first above written.

NEXGEL, INC.		EXECUTIVE

By:	/s/ Steven Glassman	/s/ Adam Levy
	Steven Glassman	Adam Levy
Board of Director

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